[PROVO GROUP LOGO]

February 15, 1996



RE:  FOURTH QUARTER 1995 CORRESPONDENCE
     DIVALL INSURED INCOME FUND L.P. (THE "PARTNERSHIP")

Dear Limited Partner:

We are pleased to present a new format for DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP'S QUARTERLY CORRESPONDENCE.

After evaluating feedback from our investor and broker communities, we have concluded that this new format may be utilized more effectively by you. We welcome your comments as we may continue to modify in future quarters.

                         -----------------------------

                              QUARTERLY HIGHLIGHTS

 . On Wednesday, January 17, 1996, a former general partner of the Partnership,
  PAUL E. MAGNUSON, was CRIMINALLY CHARGED with one count of racketeering, six counts of theft and one count of filing a misleading document with the Wisconsin Commission of Securities. (Criminal charges were filed by the Wisconsin Attorney General's Office.)

 . On Tuesday, January 30, 1996, a former general partner of the Partnership,
  GARY J. DIVALL was CRIMINALLY CHARGED with one count of theft and one count of filing a misleading document with the Wisconsin Commission of Securities. (Criminal charges were filed by the Wisconsin Attorney General's Office.)

 . Terratron, Inc., tenant of the HARDEE'S RESTAURANT IN FOND DU LAC, WISCONSIN, continues to experience SALES DIFFICULTIES as a result of "national concept" issues. Top management of Hardee's franchise restaurants are undergoing re-organization efforts for all of its stores in order to match competition with McDonald's, Burger King and Wendy's restaurants.

 . Partnership "Investigation and Restoration Expenses" remain high due to payment of expert witness fees and the accrual of unbilled out-of-pocket expenses related to the Partnership's lawsuit against Ernst & Young and Quarles & Brady. TRIAL SCHEDULED TO OCCUR MARCH 19, 1996.

DiVall Insured Income Fund L.P.
February 15, 1996
Page 2
                      ----------------------------------

                  FOURTH QUARTER 1995 DISTRIBUTION HIGHLIGHTS


 . 6.0% (approx.) annualized return on $23,214,000 ("net" remaining initial investment).

 . $14.00 per unit (approx.) for the FOURTH QUARTER 1995 from both cash flow from operations and "net" cash activity from financing and investing activities.

 . $350,000 "total" amount distributed for the FOURTH QUARTER 1995 as budgeted.

 . $754.00 "total" per unit (approx.) distributed SINCE INCEPTION from both cash flow from operations and "net" cash activity from financing and investing activities.

                      ----------------------------------

                        STATEMENTS OF INCOME HIGHLIGHTS


 . 11% increase in operating revenues from projections.

 . 6% increase in total expenses from projections.

 . 17% increase in net income from projections.


 . The Partnership received an interim settlement of $41,000 from the DEDAN
  BANKRUPTCY initially filed in 1989.

 . Real estate taxes accrued for the vacant PORTERHOUSE in Chicago, IL; FAZOLI'S
  (formerly Happy Joe's) in Des Moines, IA; and the vacant LAND in COLORADO SPRINGS, CO were $19,000 higher than projected.

 (NOTE: The Partnership is responsible for real estate taxes on properties that are vacant. Although Happy Joe's is now leased to a new tenant, the Partnership will continue to pay taxes due from the time period in which this property was vacant.)

                      ----------------------------------

                              PROPERTY HIGHLIGHTS


                                   VACANCIES
                                   ---------

 . There was one vacancy at December 31, 1995; PORTERHOUSE (Chicago, IL). The
  Partnership has executed a lease agreement for this property with BJ'S MARKET, however, the "prospective" tenant is currently awaiting financing approval.

DiVall Insured Income Fund L.P.
February 15, 1996
Page 3


                      ------------------------------------
                          PROPERTY HIGHLIGHTS (CONT'D)

                                RENTS RECEIVABLE
                                ----------------

 . Terratron, Inc., tenant of the HARDEE'S RESTAURANT (Fond du Lac, WI), had a delinquent rent receivable of $16,500 at December 31, 1995. A one (1) year modification of rents has been settled between Terratron and the Partnership. (See "1996" DISTRIBUTION PROJECTION HIGHLIGHTS below.)

 . Bysom Enterprises, tenant of POPEYE'S (Chicago, IL), was 1/2 month or $22,000 delinquent in rental payments at December 31, 1995 for its seven (7) restaurants, however, since that time they have made "CATCH-UP" payments to cure this delinquency.


                             OTHER PROPERTY MATTERS
                             ----------------------

  .    Chi Chi's, Inc., tenant of two (2) Chi Chi's (Eau Claire, WI and Grand
          Forks, ND)  experienced a 14% DECREASE IN SALES from 1994 through
            1995. The Partnership is monitoring this tenant very closely.

                      ----------------------------------

                            RESTORATION HIGHLIGHTS


 . Recoveries received during the FOURTH QUARTER 1995 totalled $2,189 for the Partnership.

 . Federal Court of Appeals (St. Louis, MO) ruled in the Partnership's favor with respect to the litigation with BOATMEN'S First National Bank of Kansas City ("Boatmen's"). The Court denied Boatmen's request for a re-hearing which may mean a future ruling by the United States Supreme Court.

 . "Total" recoveries received TO DATE for the Partnership amount to $84,495.

 . The pending criminal charges against PAUL E. MAGNUSON and GARY J. DIVALL, former general partners of the Partnership, are not expected to affect the pending lawsuit AGAINST ERNST & YOUNG AND QUARLES & BRADY.

DiVall Insured Income Fund L.P.
February 15, 1996
Page 4

                     -------------------------------------
                   "1996" DISTRIBUTION PROJECTION HIGHLIGHTS


 . 6.0% (approx.) annualized return on the "net" remaining initial investment which should approximate $23,000,000 during 1996.

 . $14.00 per unit/per quarter (approx.) from both cash flow from operations and "net" cash activity from financing and investing activities based on the budgeted $350,000 for each quarter during 1996.

 . "INVESTIGATION AND RESTORATION" expenses are expected to remain high through the trial against the Partnership's former auditors and attorneys. THE MAJORITY OF THESE COSTS ARE EXPECTED TO BE PAID UPON FINAL SETTLEMENT OF THE LAWSUIT.

 . The Partnership and Terratron, Inc., tenant of the HARDEE'S RESTAURANT IN FOND
  DU LAC, WI, have agreed to a one (1) year modification of rents.

  The agreement significantly reduces rental payments which impacts the overall "budgeted" cash flow for the Partnership, however, this is a more favorable option than a vacant property.*

  Additionally, terms of the 1996 agreement allow for the Partnership to PARTICIPATE IN SALES GROWTH from the depressed 1995 sales levels.

  The Partnership negotiated this one (1) year modification in an effort to minimize the possibility of "creating" value for Terratron in the unlikely event that a sale of the lease should occur under a Chapter XI Bankruptcy. Lease terms will be reviewed annually.

              (*NOTE: WORKING WITH A TENANT WHEN AT ALL POSSIBLE PROVIDES MORE STABILITY FOR THE PARTNERSHIP. If a tenant cannot afford to pay rent due to financial difficulties related to poor sales, and we opt to evict the tenant or the tenant chooses default or bankruptcy, the Partnership would incur all real estate taxes, insurance, and maintenance costs. There are no guarantees for "quick" re-leasing efforts -- more often than not, the re-leasing of properties tends to be a long-term and expensive process.)

DiVall Insured Income Fund L.P.
February 15, 1996
Page 5

                         -----------------------------

                               RETURN OF CAPITAL

The following table has been updated to illustrate the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended December 31, 1986 through December 31, 1995.


                                               DISTRIBUTION     CAPITAL
                                               -------------  ------------
                                                 ANALYSIS       BALANCE
                                               -------------  ------------
  Original Capital Balance                           -        $25,000,000
  Cash Flow From Operations Since Inception    $ 15,945,243        -
  Total Distributions Since Inception           (17,731,740)       -
                                               ------------

  (Return) of Capital                          $ (1,786,497)   (1,786,497)
                                               ============   -----------

  "NET" REMAINING INITIAL INVESTMENT
       BY ORIGINAL PARTNERS                          -        $23,213,503
                                                              ===========


    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

                         -----------------------------

                              QUESTIONS & ANSWERS


1.     WHEN CAN I EXPECT TO RECEIVE MY SCHEDULE K-1 FOR 1995?

       . Our current schedule for mailing all 1995 Schedule K-1's for your Partnership and its affiliated partnerships is by no later than FEBRUARY 28, 1996.

2. WHEN WILL 1995 PER UNIT VALUES BE AVAILABLE FOR MY INVESTMENT IN THE PARTNERSHIP?

       . The Partnership's 1995 "year-end" valuation information is tentatively scheduled to be available by MARCH 1996. We will include this information in our 1995 Annual Reports which we plan to mail by April 1996.

DiVall Insured Income Fund L.P.
February 15, 1996
Page 6

                         -----------------------------

                          QUESTIONS & ANSWERS (CONT'D)


3.     WHAT ARE MY LIQUIDATION OPTIONS IN THE PARTNERSHIP?

       . Currently there are no buy back provisions available in the Partnership. We anticipate communicating by year-end 1996 what the Partnership's future plans will be for the possibility of repositioning its assets.

4. IS THE TRIAL AGAINST THE PARTNERSHIP'S FORMER AUDITORS AND ATTORNEYS OPEN TO THE PUBLIC?

       . The upcoming trial is available for public attendance and is scheduled to begin March 19, 1996 in Dodgeville, Wisconsin.

5.     WHEN CAN I EXPECT MY NEXT DISTRIBUTION MAILING?

       . Your next scheduled distribution correspondence for the First Quarter of 1996 will be mailed on MAY 15, 1996.

As always, if you have any questions or need additional information, please
contact Investor Relations at 1-800-547-7686 or 1-608-829-2992.   All written
inquiries may be mailed or faxed to:

                             THE PROVO GROUP, INC.
                              Post Office Box 2137
                         Madison, Wisconsin  53701-2137

                               (FAX 608-829-2996)


Sincerely,
THE PROVO GROUP, INC.

   /s/ Brenda Bloesch                     /s/ Kristin Atkinson
By:______________________________      By:___________________________________
  Brenda Bloesch                             Kristin Atkinson
  Director of Investor Relations             V.P. - Finance and Administration


Enclosures

                        DIVALL INSURED INCOME FUND L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
              FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1995

-----------------------------------------------------------------------------------------------------------
                                                                     PROJECTED      ACTUAL        VARIANCE
                                                                     --------------------------------------
                                                                        4TH           4TH
                                                                      QUARTER       QUARTER        BETTER
                                                                     12/31/95      12/31/95       (WORSE)
                                                                     ---------     ---------     ----------
OPERATING REVENUES
  Rental income                                                      $ 471,950     $ 480,442     $   8,492
  Direct financing interest                                              6,600         6,621            21
  Interest income                                                        4,500        12,356         7,856
  Other income                                                               0        38,205        38,205
                                                                     ---------     ---------     ----------
TOTAL OPERATING REVENUES                                             $ 483,050     $ 537,624     $  54,574
                                                                     ---------     ---------     ----------
OPERATING EXPENSES
  Insurance                                                          $   4,500     $   4,517     $     (17)
  Management fees                                                       22,200        20,395         1,805
  Restoration fees                                                           0            88           (88)
  Overhead allowance                                                     1,845         1,845             0
  Advisory Board                                                         3,200         1,989         1,211
  Administrative                                                        16,625        11,389         5,236
  Professional services                                                    300           668          (368)
  Releasing Commissions                                                      0       (16,154)       16,154
  Auditing                                                              12,000        12,000             0
  Legal                                                                 15,000         2,836        12,164
  Real Estate Taxes                                                     45,000        64,404       (19,404)
  Uncollectible rent expense                                                 0         4,800        (4,800)
  Defaulted tenants                                                      3,000         3,350          (350)
                                                                     ---------     ---------     ----------
TOTAL OPERATING EXPENSES                                             $ 123,670     $ 112,127     $  11,543
                                                                     ---------     ---------     ----------
INTEREST EXPENSE                                                     $  28,500     $  27,681     $     819
                                                                     ---------     ---------     ----------
INVESTIGATION AND RESTORATION EXPENSES                               $  16,000     $  47,317     $ (31,317)
                                                                     ---------     ---------     ----------
NON-OPERATING EXPENSES
  Depreciation                                                       $  92,700     $  89,736     $   2,964
  Amortization                                                             675         1,605          (930)
                                                                     ---------     ---------     ----------
TOTAL NON-OPERATING EXPENSES                                         $  93,375     $  91,341     $   2,034
                                                                     ---------     ---------     ----------
TOTAL EXPENSES                                                       $ 261,545     $ 278,466     $ (16,921)
                                                                     ---------     ---------     ----------
NET INCOME                                                           $ 221,505     $ 259,158     $  37,653

OPERATING CASH RECONCILIATION:                                                                    VARIANCE
                                                                                                 ----------
  Depreciation and amortization                                         93,375        91,341        (2,034)
  (Increase) Decrease in current assets                                (13,738)      (22,840)       (9,102)
  Increase (Decrease) in current liabilities                            87,433       119,652        32,219
  Increase (Decrease) in G.P. distribution                                (886)          637         1,523
  Cash reserved for 3rd quarter payables                               (50,000)     (120,000)      (70,000)
                                                                     ---------     ---------     ----------
  Net Cash Provided From Operating Activities                        $ 337,689     $ 327,948     $  (9,741)
                                                                     ---------     ---------     ----------
CASH FLOWS FROM (USED IN) INVESTING AND FINANCING ACTIVITIES
  Payments received from affiliated partnerships                             0         4,583         4,583
  Recoveries from former G.P. affiliates                                     0         2,189         2,189
  Principal received on equipment leases                                12,360        18,620         6,260
  Principal payments on mortgage notes                                  (1,418)       (2,967)       (1,549)
                                                                     ---------     ---------     ----------
  Net Cash Provided from Investing And Financing Activities          $  10,942     $  22,425     $  11,483
                                                                     ---------     ---------     ----------
  Total Cash Flow For Quarter                                        $ 348,631     $ 350,373     $   1,742

  Cash Balance Beginning of Period                                     689,226       723,357        34,131
  Less 3rd quarter distributions paid 11/95                           (350,000)     (350,000)            0
  Plus cash reserved above for payables and future distributions        50,000       120,000        70,000
                                                                     ---------     ---------     ----------
  Cash Balance End of Period                                         $ 737,857     $ 843,730     $ 105,873

  Cash reserved for 4th quarter L.P. distributions                    (350,000)     (350,000)            0
  Cash reserved for payment of payables                               (260,000)     (360,000)     (100,000)
                                                                     ---------     ---------     ----------
  Unrestricted Cash Balance End of Period                            $ 127,857     $ 133,730     $   5,873
                                                                     =========     =========     ==========
-----------------------------------------------------------------------------------------------------------
                                                                     PROJECTED       ACTUAL       VARIANCE
                                                                     ---------     ---------     ----------
* Quarterly Distribution                                             $ 350,000     $ 350,000     $       0
  Mailing Date                                                         2/15/96     (enclosed)           --
-----------------------------------------------------------------------------------------------------------
* Refer to distribution letter for detail of quarterly distribution.

                                                                                    ----------------------------------------
PROJECTIONS FOR                          DIVALL INSURED INCOME FUND L.P.            ORIGINAL EQUITY              $25,000,000
DISCUSSION PURPOSES                           1995 PROPERTY SUMMARY                 NET DISTRIBUTION OF CAPITAL
                                         AND RELATED ESTIMATED RECEIPTS              SINCE INCEPTION              $1,786,497
                                                                                                                 -----------
                                                                                    CURRENT EQUITY               $23,213,503
PORTFOLIO                                                                           ----------------------------------------


                                                  REAL ESTATE
                                         --------------------------
                                                   BASE       %
CONCEPT           LOCATION               COST      RENT     YIELD
-------------------------------------------------------------------
CHI CHI'S         GRAND FORKS, ND       984,801   128,700     13.07%
CHI CHI'S         EAU CLAIRE, WI      1,042,730   136,260     13.07%

VACANT LAND       COL. SPRINGS, CO      356,549         0      0.00%

DENNY'S  **       GLENDALE, AZ        1,105,926   102,000      9.22%
DENNY'S  **       SCOTTSDALE, AZ      1,051,157   108,000     10.27%
DENNY'S  **       MESA, AZ            1,028,036   104,000     10.12%
DENNY'S  **       PEORIA, AZ          1,105,926   100,000      9.04%
BW-III            HOPKINS, MN           795,050    66,000      8.30%
DENNY'S           BEAVER DAM, WI        659,299    66,000     10.01%

FAZOLI'S          DES MOINES, IA        565,476    45,500      8.05%

HARDEE'S          FOND DU LAC, WI     1,026,931   129,780     12.64%

POPEYE'S          CHICAGO, IL           473,968    63,180     13.33%
POPEYE'S          CHICAGO, IL           610,893    81,420     13.33%
POPEYE'S          CHICAGO, IL           484,501    64,620     13.34%
POPEYE'S          CHICAGO, IL           610,893    81,420     13.33%
POPEYE'S          CHICAGO, IL           437,105    58,260     13.33%
POPEYE'S          CHICAGO, IL           631,958    84,180     13.32%
POPEYE'S          CHICAGO, IL           579,295    77,280     13.34%

PORTERHOUSE       CHICAGO, IL           905,807         0      0.00%

TACO CABANA       ARLINGTON, TX       1,474,569   108,000      7.32%
TACO CABANA       DALLAS, TX          1,369,243   108,000      7.89%
TACO CABANA       DALLAS, TX          1,257,596   108,000      8.59%
TACO CABANA       DALLAS, TX          1,308,153   108,000      8.26%
-------------------------------------------------------------------
PORTFOLIO TOTALS (23 Properties)     19,865,862 1,928,600      9.71%
-------------------------------------------------------------------

OUTSTANDING DEBT

                                        AMOUNT    ANNUAL   CURRENT
                                         OWED      DEBT    INTEREST
MORTGAGED PROPERTIES                   12/31/95  SERVICE     RATE
--------------------------------------------------------------------
DENNY'S            HOPKINS, MN          109,707    14,783     11.50%
DENNY'S            BEAVER DAM, WI        72,108     8,726      9.50%
MULTIPLE STORES*** AZ, TX               600,000         0      8.50%
-------------------------------------------------------------------
TOTALS                                  781,816    23,509     -
-------------------------------------------------------------------
NET AFTER DEBT                       19,084,047 1,905,091      9.98%
-------------------------------------------------------------------

                                                       EQUIPMENT
                                     --------------------------------------------
                                        LEASE               LEASE *         % *
CONCEPT              LOCATION        EXPIRATION     COST    RECEIPTS       RETURN
---------------------------------------------------------------------------------
CHI CHI'S            GRAND FORKS, ND
CHI CHI'S            EAU CLAIRE, WI

VACANT LAND          COL. SPRINGS, CO

DENNY'S  **          GLENDALE, AZ                   68,744         0        0.00%
DENNY'S  **          SCOTTSDALE, AZ                 40,553         0        0.00%
DENNY'S  **          MESA, AZ                       39,218         0        0.00%
DENNY'S  **          PEORIA, AZ                     58,781         0        0.00%
BW-III               HOPKINS, MN      1/15/2000    190,000    37,860       19.93%
DENNY'S              BEAVER DAM, WI   3/31/2000    190,000    37,860       19.93%

FAZOLI'S             DES MOINES, IA                 39,600         0        0.00%

HARDEE'S             FOND DU LAC, WI

POPEYE'S             CHICAGO, IL
POPEYE'S             CHICAGO, IL
POPEYE'S             CHICAGO, IL
POPEYE'S             CHICAGO, IL
POPEYE'S             CHICAGO, IL
POPEYE'S             CHICAGO, IL
POPEYE'S             CHICAGO, IL

PORTERHOUSE          CHICAGO, IL

TACO CABANA          ARLINGTON, TX
TACO CABANA          DALLAS, TX
TACO CABANA          DALLAS, TX
TACO CABANA          DALLAS, TX
---------------------------------------------------------------------------------
PORTFOLIO TOTALS (23 Properties)                   626,896    75,720       12.08%
---------------------------------------------------------------------------------

OUTSTANDING DEBT

                                                   AMOUNT    ANNUAL       CURRENT
                                                    OWED      DEBT       INTEREST
MORTGAGED PROPERTIES                              12/31/95  SERVICE        RATE
---------------------------------------------------------------------------------
DENNY'S              HOPKINS, MN                   182,846    24,637       11.50%
DENNY'S              BEAVER DAM, WI                180,903    21,514        9.50%
MULTIPLE STORES***   AZ, TX
---------------------------------------------------------------------------------
TOTALS                                             363,749    46,151           -
---------------------------------------------------------------------------------
NET AFTER DEBT                                     263,147    29,569       11.24%
---------------------------------------------------------------------------------

                                                                                        TOTAL%
                                                            TOTALS                  ON 23,213,503
                                                ---------------------------------       EQUITY
CONCEPT           LOCATION                      INVESTED    RECEIPTS *     RETURN        RAISE
-------------------------------------------------------------------------------------------------
CHI CHI'S         GRAND FORKS, ND                  984,801    128,700      13.07%
CHI CHI'S         EAU CLAIRE, WI                 1,042,730    136,260      13.07%

VACANT LAND       COL. SPRINGS, CO                 356,549          0       0.00%

DENNY'S  **       GLENDALE, AZ                   1,174,670    102,000       8.68%
DENNY'S  **       SCOTTSDALE, AZ                 1,091,710    108,000       9.89%
DENNY'S  **       MESA, AZ                       1,067,254    104,000       9.74%
DENNY'S  **       PEORIA, AZ                     1,164,707    100,000       8.59%
BW-III            HOPKINS, MN                      985,050    103,860      10.54%
DENNY'S           BEAVER DAM, WI                   849,299    103,860      12.23%

FAZOLI'S          DES MOINES, IA                   605,076     45,500       7.52%

HARDEE'S          FOND DU LAC, WI                1,026,931    129,780      12.64%

POPEYE'S          CHICAGO, IL                      473,968     63,180      13.33%
POPEYE'S          CHICAGO, IL                      610,893     81,420      13.33%
POPEYE'S          CHICAGO, IL                      484,501     64,620      13.34%
POPEYE'S          CHICAGO, IL                      610,893     81,420      13.33%
POPEYE'S          CHICAGO, IL                      437,105     58,260      13.33%
POPEYE'S          CHICAGO, IL                      631,958     84,180      13.32%
POPEYE'S          CHICAGO, IL                      579,295     77,280      13.34%

PORTERHOUSE       CHICAGO, IL                      905,807          0       0.00%

TACO CABANA       ARLINGTON, TX                  1,474,569    108,000       7.32%
TACO CABANA       DALLAS, TX                     1,369,243    108,000       7.89%
TACO CABANA       DALLAS, TX                     1,257,596    108,000       8.59%
TACO CABANA       DALLAS, TX                     1,308,153    108,000       8.26%
-------------------------------------------------------------------------------------------------
PORTFOLIO TOTALS (23 Properties)                20,492,758  2,004,320       9.78%          8.63%
-------------------------------------------------------------------------------------------------

OUTSTANDING DEBT

                                                 AMOUNT     ANNUAL
                                                  OWED       DEBT
MORTGAGED PROPERTIES                            12/31/95    SERVICE
-------------------------------------------------------------------------------------------------
DENNY'S            HOPKINS, MN                     292,553     39,420
DENNY'S            BEAVER DAM, WI                  253,011     30,240
MULTIPLE STORES*** AZ, TX                          600,000          0
-------------------------------------------------------------------------------------------------
TOTALS                                           1,145,564     69,660
-------------------------------------------------------------------------------------------------
NET AFTER DEBT                                  19,347,194  1,934,660      10.00%           8.33%
-------------------------------------------------------------------------------------------------

  *  A portion of the amounts disclosed include a return of principal.
 **  Rent is based on 12.5% of monthly sales.  Rent projected for 1995 is based on 1994 sales levels.
***  This liability is currently being disputed with the lender.